 EXHIBIT 99.1

Crystal Research Completes the Acquisition of Macfab Assets

•	Press Release

•	CRC Crystal Research Corporation

•	On Wednesday, October 14, 2009, 5:00 am EDT

MESA, Arizona, October 14, 2009.  -- CRC Crystal Research Corporation (OTC Bulletin Board: CYSA), a hi-tech technology crystal and semiconductor products manufacturing company, is pleased to announce that it has acquired the machining assets of Scott Westberry’s Macfab from Gilbert, Arizona, and the machining assets Aaron Jensen, from Mesa, Arizona. The acquisition is continuation in part of CRC’s expansion into the semiconductor equipment and equipment support market and establishing a gateway for many of its patented technologies for that market.

Dr. Kiril Pandelisev, Chief Executive Officer of CRC, stated, "We believe that this acquisition is complimentary to the acquisition of Arizona Quartz Tech and enhances our presence in the semiconductor sector.”He added, "The existing product line of Arizona Quartz Tech and MacFab, now both fully owned subsidiaries of CRC, further compliments our capabilities  as described in our patentes for silicon or silicon alloy wafer boats and other wafer processing parts and assemblies. Now we can offer products for chips that contain small and not so small devices, from 30 nanometers for the latest PC’s to devices used in the automotive vehicles and various home appliances. Also, it further increases our capabilities for processing our crystals and crystal assemblies  and high temperature, chemically resistant, lightweight, mechanically strong silicon based alloy product line in the aerospace, automotive, chemical and other large industry segments is enormous. It simply adds to our product menu suitable for companies such as ASM, Boeing, Northrop Grumman, Lockheed Martin, Intel, Microchip, and others. It also expands the list of potential customers to us as well."

Following the acquisitions, Arizona Quartz Tech and Macfab, CRC, will continue with its products and services for the semiconductor sector such as quartz wafer processing chambers, tubing and other components for the chip fabrication process.  Plans for facilities upgrade to accept all types of quartz products up to 12 inch wafer processing.

"Being part of CRC we will continue with our high quality work standards from ASM we just left and will allow us to continue to be a high quality supplier for many products and services used in the chip fabrication process, from high purity quartz, to silicon/silicon alloy products, other needs," stated Scott Westberry, President of the Macfab division.

About CRC Crystal Research Corporation:

CRC Crystal Research Corporation’s (www.crccrystal.com) initial main focus is on the manufacturing or “growing” of various types of crystals that will be utilized in a large number of military, medical and industrial applications. CRC’s patented SCT method of growing flat plates of ultra-pure crystals, based on patented technology, applies a new solution to an old problem. Based on experimental data and their experience in this technology field, CRC’s management believes they have the ability to grow crystals of any desired width, length and thickness needed to meet customers’ exact specifications; thus significantly reducing scrap and, in turn, increasing profit.  Additionally, the space requirement for SCT plate growth is estimated to be approximately 200 times less than that for the standard Bridgman-Stockbarger method.  Furthermore, the single crystallinity yield of the process is drastically increased and production costs are reduced proportionately. This benefits the industry by decreasing the production cost of uniform, high purity, low built-in stress crystal plates.  CRC’s technology has been discussed in depth with leading industry crystal users such as Lockheed Martin, GE Medical, Phillips, Halliburton, Intel, Canon, Nikon, Sematech International, ASML, Zeiss and others. Sandia National Laboratories provided the initial hot zone temperature modeling of the crystal grower and Dr. Shari Motakef, a CRC Director and former MIT professor, provided thermal and stress modeling that shows the advantages of the SCT process over the outdated Bridgman-Stockbarger method.

Safe Harbor Statement

This press release contains statements that may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company, and members of their management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-statements include fluctuation of operating results, the ability to compete successfully and the ability to complete before-mentioned transactions. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. The Company encourages the public to read the above information in conjunction with its year-end statement, Form 10-KSB for December 31, 2008, and the second and second Quarter Form 10-Q financial statements. The financial statements and notes can be viewed with the Securities and Exchange Commission, at www.sec.gov.

    For more information, please contact:
    CRC Crystal Research Corporation
    Email:  info@crccrystal.com
    Web:  www.crccrystal.com